Exhibit 23.2






               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 1, 1996, with respect to the consolidated financial statements and schedule of Sunrise Technologies International, Inc. included in the Registration Statement (Form S-4) and related Prospectus of Sunrise Technologies International, Inc.



                                          ERNST & YOUNG LLP



Palo Alto, California
January 2, 1997